Exhibit 32.1

Certification

Pursuant to Rule 13a-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Sections 1350(a) and (b))

I, Stephen P. Weisz, President and Chief Executive Officer of Marriott Vacations Worldwide Corporation (the “Company”) certify that:

1.	the Quarterly Report on Form 10-Q of the Company for the period ended March 28, 2014 (the “Quarterly Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 29, 2014

/s/ Stephen P. Weisz
Stephen P. Weisz
President and Chief Executive Officer
(Principal Executive Officer)